UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

CHIMERA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2400 New York, New York	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 895-6557

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Registrant’s Web site address: www.chimerareit.com

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2023, Chimera Investment Corporation (the “Company”) entered into (i) separate Distribution Agency Agreements (collectively, the “New Sales Agreements”) with each of J.P. Morgan Securities LLC and UBS Securities LLC, and (2) amendments (collectively, the “Amendments”) to the separate Distribution Agency Agreements, each dated February 18, 2022 (as amended, the “Existing Sales Agreements” and, together with the New Sales Agreements, the “Sales Agreements”), with JMP Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (together with J.P. Morgan Securities LLC and UBS Securities LLC, the “Sales Agents”), to include J.P. Morgan Securities LLC and UBS Securities LLC as additional Sales Agents. Under the terms of the Sales Agreements, the Company may offer and sell shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $500,000,000 (the “Shares”) from time to time through any of the Sales Agents.

The New Sales Agreements are in substantially the same form as the Existing Sales Agreements. Pursuant to the Sales Agreements, the Shares may be offered and sold through the Sales Agents in transactions deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Under the Sales Agreements, each Sales Agent (at the Company’s election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. Under the Sales Agreements, the Company will pay each of the Sales Agents a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of Shares sold through it. The Sales Agreements contain customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

Shares sold under the Sales Agreements, if any, will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-261462), including the prospectus, dated December 2, 2021, and the prospectus supplements, dated February 18, 2022 and February 17, 2023, as the same may be amended or supplemented.

The foregoing description of the Sales Agreements and the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sales Agreements and the Amendments, which are attached as exhibits hereto and are incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Distribution Agency Agreement, dated February 17, 2023, by and between Chimera Investment Corporation and J.P. Morgan Securities LLC.

1.2	Distribution Agency Agreement, dated February 17, 2023, by and between Chimera Investment Corporation and UBS Securities LLC.

1.3	Amendment No. 1, dated February 17, 2023, to the Distribution Agency Agreement, dated February 18, 2022, by and between Chimera Investment Corporation and JMP Securities LLC.

1.4	Amendment No. 1, dated February 17, 2023, to the Distribution Agency Agreement, dated February 18, 2022, by and between Chimera Investment Corporation and Credit Suisse Securities (USA) LLC.

1.5	Amendment No. 1, dated February 17, 2023, to the Distribution Agency Agreement, dated February 18, 2022, by and between Chimera Investment Corporation and Goldman & Sachs & Co. LLC.

1.6	Amendment No. 1, dated February 17, 2023, to the Distribution Agency Agreement, dated February 18, 2022, by and between Chimera Investment Corporation and Morgan Stanley & Co. LLC.

1.7	Amendment No. 1, dated February 17, 2023, to the Distribution Agency Agreement, dated February 18, 2022, by and between Chimera Investment Corporation and RBC Capital Markets, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

By:	/s/ Subramaniam Viswanathan
Name:	Subramaniam Viswanathan
Title:	Chief Financial Officer

Date: February 17, 2023